UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2026
___________________________
TRAVERE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3611 Valley Centre Drive, Suite 300
San Diego, CA 92130
(Address of Principal Executive Offices, including Zip Code)

(888) 969-7879
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVTX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As discussed below in Item 5.07, Travere Therapeutics, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved the Company’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”), to increase the number of shares of common stock authorized for issuance thereunder by 3,000,000 shares. A summary of the material terms of the 2018 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 6, 2026. That summary is qualified in its entirety by reference to the text of the 2018 Plan, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.
On May 19, 2026, the Company held the Annual Meeting. As of March 23, 2026, the record date for the Annual Meeting, 92,369,812 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 81,108,473 shares of common stock were present in person or represented by proxy for the five proposals summarized below.
Proposal 1: Election of Directors
The Company’s stockholders elected the ten persons listed below to serve until the Company’s 2027 Annual Meeting of Stockholders. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Roy D. Baynes, M.D., Ph.D.	66,479,999	9,338,149	5,290,327
Suzanne Bruhn, Ph.D.	74,711,994	1,106,154	5,290,327
Timothy Coughlin	73,695,965	2,122,183	5,290,327
Eric Dube, Ph.D.	75,095,860	722,288	5,290,327
Gary Lyons	74,208,952	1,609,196	5,290,327
Jeffrey Meckler	73,469,263	2,348,885	5,290,327
John A. Orwin	74,657,472	1,160,676	5,290,327
Sandra Poole	74,551,138	1,267,010	5,290,327
Ron Squarer	74,767,455	1,050,693	5,290,327
Ruth Williams-Brinkley	74,764,679	1,053,469	5,290,327
Proposal 2: Approval of the Company’s 2018 Equity Incentive Plan, as amended
The Company’s stockholders approved the 2018 Plan, as amended, to increase the number of shares of common stock authorized for issuance thereunder by 3,000,000. The final voting results are as follows:

Votes For	72,998,395
Votes Against	2,787,402
Abstentions	32,347
Broker Non-Votes	5,290,327
Proposal 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The final voting results are as follows:

Votes For	73,711,670
Votes Against	2,073,324
Abstentions	33,152
Broker Non-Votes	5,290,327
Proposal 4: Indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers
The Company’s stockholders indicated, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. The final voting results are as follows:

One Year	75,003,558
Two Years	4,996
Three Years	766,756
Abstentions	42,836
Broker Non-Votes	5,290,327
Proposal 5: Ratification of the Selection of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The final voting results are as follows:

Votes For	80,708,265
Votes Against	120,699
Abstentions	279,509
Broker Non-Votes	—
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Travere Therapeutics, Inc. 2018 Equity Incentive Plan, as amended.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVERE THERAPEUTICS, INC.

Dated: May 21, 2026	By:	/s/ Elizabeth E. Reed
	Name:	Elizabeth E. Reed
	Title:	Chief Legal Officer, General Counsel & Secretary